UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Promotion

On January 2, 2018, Alder BioPharmaceuticals, Inc. (“Alder”) entered into an amendment (the “Amendment”) to the offer letter by and between Alder and Elisabeth Sandoval, dated July 26, 2016, pursuant to which Ms. Sandoval was promoted to Chief Commercial Officer and Executive Vice President of Corporate Strategy, effective as of January 1, 2018.

In connection with the promotion, Ms. Sandoval will receive an annual base salary of $445,000 and is entitled to receive a bonus of up to 45% of her annual base salary for 2018. Additionally, Alder will reimburse Ms. Sandoval up to $70,000 for certain relocation expenses incurred through December 31, 2018. Ms. Sandoval is also eligible for an additional cash award in the total gross amount of $200,000, payable in two equal installments in September 2018 and September 2019.

The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Performance-based Restricted Stock Unit Awards

On January 2, 2018, the Compensation Committee of the Board of Directors of Alder (the “Committee”) granted performance-based restricted stock unit awards (“PRSU Awards”) under the Alder BioPharmaceuticals, Inc. 2014 Equity Incentive Plan (the “Plan”) to certain of Alder’s executive officers and non-executive employees for the purpose of incentivizing such individuals (“Participants”) to (i) obtain acceptance by the U.S. Food and Drug Administration (or any successor entity thereto) (the “FDA”) of the first Biologics License Application submitted to the FDA by Alder or an affiliate seeking approval for the commercial sale and marketing of eptinezumab in the United States for review (the “FDA Filing Milestone”) and (ii) obtain approval by the FDA for the commercial sale and marketing of eptinezumab in the United States by Alder or an affiliate (the “FDA Approval Milestone”). Additionally, on January 2, 2018, the Committee approved a form of Restricted Stock Unit Award Grant Notice and a form of Restricted Stock Unit Award Agreement for the PRSU Awards (collectively, the “PRSU Award Package”).

Each of the named executive officers was granted a PRSU Award for the maximum number of performance-based restricted stock units (“PRSUs”) (the “Maximum Amount”) as set forth below:

Name	Title	Maximum Amount
Randall C. Schatzman	President & Chief Executive Officer	54,247
John A. Latham, Ph.D.	Chief Scientific Officer and Head of Research & Development	31,096

Elisabeth A. Sandoval, M.B.A.	Chief Commercial Officer and Executive Vice President of Corporate Strategy	27,099

Larry K. Benedict	Executive Vice President & Principal Accounting Officer	21,165

Vesting of the PRSU Awards is based upon the achievement of the FDA Filing Milestone and the FDA Approval Milestone, and is subject to the terms of the PRSU Award Package. The combined total number of PRSUs subject to each PRSU Award that may vest may not exceed the Maximum Amount of such PRSU Award, which equals 125% of the target number of PRSUs subject to such PRSU Award (the “Target Amount”). In the event that the FDA Filing Milestone is achieved, 1/3 of the Target Amount of each PRSU Award multiplied by the applicable Achievement Factor (as defined below) shall vest, subject to the Participant’s continuous service through the vesting date. In the event that the FDA Approval Milestone is achieved, 2/3 of the Target Amount of each PRSU Award multiplied by the applicable Achievement Factor shall vest, subject to the Participant’s continuous service through the vesting date. The “Achievement Factor” will mean a percentage (within a range of 80% to 125%) determined by the Committee, in its sole discretion, at the time it certifies achievement of the FDA Filing Milestone or FDA Approval Milestone, as applicable, based on such achievement in relation to Alder’s corporate plan at such time. If the FDA Filing Milestone and/or the FDA Approval Milestone is not achieved by December 31, 2025, then the unvested PRSUs subject to each PRSU Award will not vest and such PRSU Awards will terminate. If a PRSU Award is not assumed, continued or substituted in connection with a Change in Control (as defined in the Plan), then the Maximum Amount of such PRSU Award minus any PRSUs subject to such PRSU Award that have vested prior to such Change in Control, shall vest on the effective date of such Change in Control, to the extent such PRSU Award is outstanding on such date. If a Participant’s employment with Alder is terminated as a result of (i) a termination by Alder without Cause (as defined in the Plan) and other than as a result of such Participant’s death or Disability (as defined in the Plan) or (ii) such Participant’s resignation for Good Reason (as defined in the PRSU Award Package), in each case on or within 12 months following the effective date of a Change in Control (as defined in the Plan), then the Maximum Amount of such Participant’s PRSU Award minus any PRSUs subject to such PRSU Award that have vested prior to such termination, shall vest on the date of such termination, to the extent such PRSU Award is outstanding on such date.

The foregoing summary of the PRSU Awards and the PRSU Award Package is not intended to be complete and is qualified in its entirety by reference to the full text of the PRSU Award Package to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Plan was filed as Exhibit 10.4 to Alder’s Form S-1 (File No. 333-194672) filed with the Securities and Exchange Commission on April 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: January 8, 2018

	By:	/s/ James B. Bucher
James B. Bucher
Senior Vice President and General Counsel